UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders (the “Annual Meeting”) of Jason Industries, Inc. (the “Company”) was held May 16, 2018. At the Annual Meeting, stockholders elected the following directors for terms expiring at the 2021 annual meeting of stockholders by the votes indicated:

	For	Withheld	Broker Non-Votes
James P. Heffernan	17,026,548	2,133,890	5,165,153
Brian K. Kobylinski	17,439,205	1,721,233	5,165,153
James M. Sullivan	17,115,764	2,044,674	5,165,153

Directors whose term of office continued after the meeting are as follows: Edgar G. Hotard, James E. Hyman, Mitchell I. Quain, Jeffry N. Quinn and Dr. John Rutledge.

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	For	Against	Abstain	Broker Non-Votes
Approval of amendments to Jason Industries, Inc. 2014 Omnibus Incentive Plan	14,261,979	4,523,405	375,054	5,165,153
Advisory vote to approve the compensation of the Company’s named executive officers	17,023,232	2,092,116	45,090	5,165,153
Ratification of selection of PricewaterhouseCoopers LLP as the Company’s independent auditors	24,040,977	253,595	31,019	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By: /s/ Kevin M. Kuznicki
Name: Kevin M. Kuznicki
Title: Senior Vice President, General Counsel and Secretary

Date: May 17, 2018